China Architectural Engineering, Inc. Changes Name to China CGame, Inc.

Changzhou, China, March 30, 2011. China Architectural Engineering, Inc. (Nasdaq: CCGM), a self-developer of online games and a provider of high-end envelope architectural systems, today announced that it has changed the Company’s corporate name from China Architectural Engineering, Inc. to China CGame, Inc. to better reflect the Company’s focus on providing MMORPG (Massively Multiplayer Online Role Playing Games) in China.

The Company’s stock ticker symbol on the NASDAQ Select Global Market changed from “CAEI” to “CCGM” and the CUSIP number for the Company’s common stock has been changed to 16946P 107.

Mr. Steven Xing, Chief Executive Officer of the Company, commented, “Following a period of integration and adjustment, we believe that the old name failed to reflect the Company’s new business model. Originally our focus was high-end building envelope architectural systems, but now we are entering the online game market. I am pleased to announce both the change in our corporate name and our new line of business. Our first online game began a closed beta test on March 24, 2011 and achieved the desired results. We believe that our new business model will better utilize our resources and help rebuild the Company’s value.”

About China CGame, Inc.
China CGame, Inc. is a self-developer of online games and provider of high-end building envelope architectural systems. Through its subsidiary, Shanghai ConnGame Network, the Company leverages its proprietary game engines, development platforms, and production teams to develop and operate MMORPGs. The Company has two games under development. The first game, “Revolution,” will allow game players to travel between Western and Eastern cultures, including adventures at historic locations and turf wars. The second game, “The Warring States,” is a historic military adventure game based on the well-known period in ancient Chinese history of the same name. The Company also provides design, engineering, fabrication and installation services for high-end curtain wall systems, roofing systems, steel construction systems, and eco-energy systems. For further information on China CGame, Inc., please visit www.chinacgame.com.

Forward-Looking Statements
In addition to historical information, the statements set forth above may include forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in forward-looking statements as a result of risks and uncertainties, including, but not limited to, difficulties in moving into the online gaming market; the Company’s ability to integrate the management, personnel and operations of the Company and ConnGame; the Company’s ability to successfully and timely develop and commercially launch its first MMORPG game; risks related to failure to make required payments under the waiver agreement and ability to maintain the conditions of the bondholder waiver, in addition to the risk of dilution from the potential adjustment to the conversion price of the bonds for non-compliance with the waiver; identification and remediation of the Company's deficiencies and weaknesses in its internal controls over financial reporting, potential claims or litigation that may result from the occurrence of restatements, ability to identify and secure debt, equity, and/or other financing required to continue the operations of the Company; reduction or reversal of the Company's recorded revenue or profits due to "percentage of completion" method of accounting and expenses; increasing provisions for bad debt related to the Company's accounts receivable; fluctuation and unpredictability of costs related to our products and services; adverse capital and credit market conditions; expenses and costs associated with its convertible bonds, regulatory approval requirements and competitive conditions; and various other matters, many of which are beyond our control. These and other factors that may result in differences are discussed in greater detail in the Company's reports and other filings with the Securities and Exchange Commission.

Investor Contact:
Email: ir@chinacgame.com
IR department: (347) 688-9826